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                                                                    EXHIBIT 23.4

                CONSENT TO BE NAMED IN THE REGISTRATION STATEMENT

         As an expert to be named in the Registration Statement on Form S-4 filed by Exabyte Corporation to register shares of its common stock issuable in connection with the proposed merger with Ecrix Corporation (the "Registration Statement"), we hereby consent to the inclusion of our fairness opinion and the reference to our name in the Registration Statement.



                                                The Wallach Company/
                                                McDonald Investments, Inc.



                                                /s/ Michael C. Franson
                                                -------------------------------
                                                Name:  Michael C. Franson
                                                Title: Managing Director

                                                Date:  September 14, 2001